                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ECHELON INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

                                  ECHELON LOGO

                       ECHELON INTERNATIONAL CORPORATION
                               ONE PROGRESS PLAZA
                         ST. PETERSBURG, FLORIDA 33701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1997

To the Stockholders of
Echelon International Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Echelon International Corporation, will be held on Tuesday, the 3rd day of June, 1997, at 9:00 A.M., Local Time, at Le Parker Meridien 118 West 57th Street, New York, New York for the following purposes:

          1. To elect two Class I directors to serve for a three-year term;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for fiscal year 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on March 27, 1997 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are requested to date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                          By Order of the Board of Directors,
                                          /s/ Larry J. Newsome
                                          Larry J. Newsome, Secretary

April 17, 1997

                                  ECHELON LOGO

                       ECHELON INTERNATIONAL CORPORATION
                               ONE PROGRESS PLAZA
                         ST. PETERSBURG, FLORIDA 33701

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1997

To the Stockholders of                                            April 17, 1997
Echelon International Corporation:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Echelon International Corporation ("Echelon" or the "Company"), from the holders of the Company's common stock for use at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 9:00 A.M., Local Time, on Tuesday, June 3, 1997 at Le Parker Meridien 118 West 57th Street, New York, New York.

     This is the first solicitation by Echelon of proxies for its Annual Meeting of Stockholders. In 1996, Florida Progress Corporation ("Florida Progress"), in connection with its plan to spin-off its lending, leasing and real estate businesses to its stockholders, merged such businesses together to form Echelon. On December 18, 1996, all 6,467,018 outstanding shares of common stock of Echelon, par value $.01 per share (the "Common Stock"), were distributed to holders of record of Florida Progress common stock as of the close of business on December 5, 1996 (the "Distribution").

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company has also retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to aid, if necessary, solicitation by mail, telephone, telegraph and personal interview for a fee of approximately $6,000. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     The approximate date on which this proxy is to be mailed to stockholders is April 25, 1997.

     Shares of Common Stock are the only outstanding voting securities of the Company.

     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 27, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 6,763,605 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of The First National Bank of Boston, the Company's transfer agent, whose representatives will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

                               SECURITY OWNERSHIP

     The following table sets forth, as of March 31, 1997, the number of shares of the Company's Common Stock beneficially owned by i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock together with such person's address, ii) each of its directors and nominees to become a director, iii) each named executive officer (as defined herein under "Executive Compensation" and pursuant to Securities and Exchange Commission rule) and iv) all directors and executive officers as a group.

                                                              AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                        OF BENEFICIAL     PERCENT
OR NUMBER IN GROUP                                              OWNERSHIP(1)      OF CLASS
------------------------                                      -----------------   --------
W. Michael Doramus..........................................           480          *
Darryl A. LeClair...........................................       194,187(2)       2.9%
Thomas W. Mahr..............................................           480          *
Joseph H. Richardson........................................         1,145          *
Jonathan Blum...............................................            80          *
Larry J. Newsome............................................        32,335(3)       *
Thomas D. Wilson............................................        12,939(4)       *
Raymond F. Higgins..........................................        13,122(4)       *
All Directors and Executive Officers
  as a Group (12 persons)...................................       288,765(5)       4.3%

---------------

  * Less than one percent
(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power.
(2) Includes 194,011 shares of the Company's Common Stock granted under the Company's Long Term Incentive Plan (the "LTIP") subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998. Does not include 129,340 shares of the Company's Common Stock subject to options granted under the LTIP.
(3) Includes 32,335 shares of the Company's Common Stock granted under the LTIP subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998. Does not include 2,500 shares of the Company's Common Stock subject to options granted under the LTIP.
(4) Includes 12,934 shares of the Company's Common Stock granted under the LTIP subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998. Does not include 1,000 shares of the Company's Common Stock subject to options granted under the LTIP.
(5) Includes 286,166 shares of the Company's Common Stock granted to executive officers under the LTIP, subject to a risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing January 31, 1998.

1.  ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall not be less than three nor more than nine. The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of approximately equal size. The number of directors has previously been fixed at five. The current terms of the three classes of directors expire in 1997 (Class I directors), 1998 (Class II directors) and 1999 (Class III directors). Directors are generally elected for three-year terms.

     Two directors are to be elected at the 1997 Annual Meeting to fill the two Class I director seats. The Board of Directors has nominated the following persons to stand for election at the 1997 Annual Meeting for the two open Class I director seats (terms expiring in 2000):

                              Joseph H. Richardson
                                 Jonathan Blum

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the election of Joseph H. Richardson and Jonathan Blum as the Class I directors of the Company, to serve for the terms described above. See "Management -- Directors and Executive Officers" for further information on such nominees. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the Class I directors.

     The proposed nominees for election as directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person as the Board of Directors may select. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

                                   MANAGEMENT

     The following table sets forth certain information regarding the Company's current executive officers, continuing directors and nominees for director.

                                                                                             HAS SERVED
                                                                                             AS DIRECTOR
DIRECTORS AND EXECUTIVE OFFICERS         AGE                     POSITION                       SINCE
--------------------------------         ---                     --------                    -----------
W. Michael Doramus.....................  46    Chairman of the Board and Director (term
                                                 expiring in 1999)                               1996
Darryl A. LeClair......................  38    President and Chief Executive Officer and
                                                 Director (term expiring in 1999)                1992
Joseph H. Richardson...................  47    Director (term expiring in 1997)                  1992
Thomas W. Mahr.........................  39    Director (term expiring in 1998)                  1996
Jonathan Blum..........................  40    Director (term expiring in 1997)                  1997
Larry J. Newsome.......................  48    Senior Vice President, Chief Financial
                                                 Officer, Secretary and Treasurer
Raymond F. Higgins.....................  45    Vice President of Financial Analysis
James R. Hobbs, Jr.....................  44    Vice President and Controller
Susan Glatthorn Johnson................  39    Vice President of Administration
Michael S. Talmadge....................  37    Vice President of Leasing and Real Estate
                                                 Services
Timothy S. Tinsley.....................  38    Vice President of Apartment Development and
                                                 Management
Thomas D. Wilson.......................  50    Vice President

DIRECTORS AND EXECUTIVE OFFICERS

     W. Michael Doramus brings more than two decades of executive experience in all phases of multi-family residential real estate operations, including project planning, acquisition, development, financing, management and disposition. Mr. Doramus founded Mission Development Company, Dallas, Texas, a real estate consulting services, real estate development, systems development, technology and market research company in January of 1996 and serves as its President. He served as Executive Vice President and National Partner of JPI Development Partners, Inc., Dallas, Texas from 1992 to 1995. Mr. Doramus served as President of Rosewood Management and Acquisition Group, Inc., from 1990 to 1992. Prior to 1992, he served as President of various companies including Doramus Ventures, Inc., from 1988 to the present and two Trammel Crow companies, Brentwood Properties and Trammell Crow Advisory Services, Inc. from 1977 to 1987.

     Darryl A. LeClair, prior to the Distribution, had been employed by Florida Progress or its affiliates for more than 14 years, serving in a variety of executive positions, particularly those regarding real estate development, management and finance and aircraft leasing and finance. Prior to the Distribution, Mr. LeClair served in a variety of capacities, including as Vice President of Mergers, Acquisitions and Divestitures of Florida Progress from 1991 through 1996, and as the President of Progress Credit Corporation ("PCC"), Talquin Development Company ("Talquin") and Progress Leasing Corporation ("Progress Leasing") from 1992 to the time such companies were combined with and into Echelon, formerly known as PLC Leasing Corporation ("PLC Leasing"). From 1988 to 1992 he was Vice President of Talquin, heading up operations, including the real estate group.

     Joseph H. Richardson has been employed by Florida Progress or its affiliates for more than 20 years. He joined Florida Power in 1976 as Assistant Counsel, was promoted to Corporate Counsel in 1977 and became Assistant General Counsel of Florida Progress in 1983. In 1986 he joined Talquin as Vice President and was promoted to President and Chief Executive Officer in 1990. While at Talquin, he also served as Group Vice President and Senior Vice President of the Development Group of Florida Progress. Mr. Richardson served as Chairman of the Board of PLC Leasing from 1992-1995. In 1993 Mr. Richardson became Senior Vice President, Legal and Administrative Services at Florida Power and in 1995 became Senior Vice President of

Energy Distribution. In April 1996, he became a member of the Board of Directors and was promoted to President and Chief Operating Officer of Florida Power and continues to serve as a Group Vice President of the Utility Group of Florida Progress.

     Thomas W. Mahr, has more than 14 years of experience in the aircraft leasing and finance and airline industries, including service in the treasury and financial planning functions for regional and national airlines and more recently in executive positions with firms focusing solely on airline corporate finance. Mr. Mahr is currently a Managing Director of The Seabury Group LLC, a firm specializing in aviation investment banking located in Stamford, Connecticut. Mr. Mahr was a Principal with Fieldstone Private Capital Group, New York, New York from 1991 to 1996. From 1989 to 1991, he served as Vice President of Marketing for Chrysler Capital Corporation, Greenwich, Connecticut, responsible for all aviation investments. He served as Vice President and Chief Financial Officer of Rocky Mountain Airways, Denver, Colorado, from 1988 to 1989 and as Director of Finance of Texas Air Corporation, Houston, Texas, from 1986 to 1988. From 1983 to 1985, Mr. Mahr served as Manager of Finance for New York Air, Flushing, New York.

     Jonathan Blum is a director of the Mergers and Acquisitions Department of Smith Barney, Inc. Prior to 1996, he was with the Chemical Securities, Inc.'s Mergers and Acquisitions Department for seven years, providing valuations and financial and advisory services on divestitures and acquisitions. Four years prior to joining Chemical, Mr. Blum was Vice President of the Mergers and Acquisitions Department of Citicorp. He has extensive experience in utilities, light and industrial manufacturing, distribution, building products, apparel and shipping industries.

     Larry J. Newsome, prior to the Distribution, had been employed by Florida Progress or its affiliates for more than 25 years, serving in a variety of tax, financial and managerial positions. He served as Vice President of Tax Administration at Florida Progress (1992-1996) and held the same position at Florida Power Corporation ("Florida Power"), its subsidiary (1994-1996). He was the Director of Tax Administration at Florida Progress from 1983 to 1992. Until 1993, Mr. Newsome also served Progress Leasing as a Director from 1983 and as Assistant Treasurer from 1984 and served PLC Leasing as a Director and Assistant Treasurer from 1985. He joined Florida Power in 1971 and served in various capacities including Manager and Supervisor of Tax Accounting, Senior Accountant and Accountant.

     Raymond F. Higgins, prior to the Distribution, had been employed by Florida Progress or its affiliates for more than 14 years, having served as the Director of Financial Reporting & Planning for Florida Power (1992-1996) and was Director of Financial Reporting & Planning for Florida Progress from 1986 to 1992. He joined Florida Power in 1982 and held various financial positions including, Manager of Financial Reporting, Senior Accountant and Accountant.

     James R. Hobbs, prior to the Distribution, had been employed by Florida Progress or its affiliates for more than 14 years, having served as Controller and Assistant Treasurer of PCC (1995-1996), Controller and Assistant Treasurer of Talquin (1993-1996) and Controller and Assistant Treasurer of Progress Leasing and PLC Leasing(1995-1996). He was Manager of Accounting for Talquin from 1987 to 1993, and Supervisor of Accounting for Talquin Corporation from 1985 to 1987. He joined Florida Power in 1982 and held the positions of Operational Auditor and Senior Operational Auditor until 1985.

     Susan Glatthorn Johnson, prior to the Distribution, had been employed by Florida Progress or its affiliates from 1986 through 1994, serving as Manager of Trust Programming and Services and as Director of Strategic Planning. Since that time, she has attended law school at Stetson University College of Law with a January 1997 class rank of 4/177. She is expected to graduate in May 1997 and will add the Juris Doctorate to a 1986 Masters of Business Administration degree, and a 1978 Bachelor of Arts degree.

     Michael S. Talmadge has more than 11 years of experience in managing and leasing commercial real estate projects, the last five years in the Tampa Bay area. He has served as the President of TRS Commercial Real Estate Services, Inc., a leasing and property management company in Tampa, Florida since 1993. He joined TRS Commercial Real Estate Services, Inc. as Director of Marketing in 1991. Mr. Talmadge served as a Principal for Trammell Crow Company in Denver and Colorado Springs, Colorado from 1989 to 1991. He served as General Manager of Phase One Development for San Diego Gas & Electric from 1988 to 1989, after joining the company as marketing executive in 1987.

     Timothy S. Tinsley had been employed from 1987 through 1993 by Picerne Development Corp. and served as Assistant Developer, Developer and Vice President with increasing responsibilities in development of multifamily units. From 1993 until joining Echelon in December 1996, Mr. Tinsley served as Vice President Development at ZOM Development, Inc. where he was responsible for managing the development process for over 1,500 market rate and tax credit financed multifamily units.

     Thomas D. Wilson, prior to the Distribution, had been employed by Florida Progress or its affiliates for more than seven years, having served as Vice President of PCC (1989-1996), as Director and Vice President of Progress Leasing and PLC Leasing (1991-1996) and as Vice President of Talquin (1993-1996). He joined Florida Progress in 1989 as the Director of Real Estate, Lending and Leasing.

     None of the executive officers or directors are related to one another. Executive officers are elected by and serve at the discretion of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held four meetings during fiscal 1996. In fiscal 1996, each incumbent Director attended at least 75% of the total number of Board and Committee meetings.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.

     The members of the Audit Committee are Thomas W. Mahr and Jonathan Blum. The Audit Committee did not meet in 1996. The Audit Committee's principal responsibilities are to recommend annually a firm of independent auditors to the Board of Directors, to review the annual audit of the Company's financial statements and to meet with the independent auditors of the Company from time to time in order to review the Company's general policies and procedures with respect to audits and accounting and financial controls.

     The members of the Compensation Committee are Messrs. Mahr and Blum. Mr. Blum was elected to the Board of Directors on March 12, 1997 at which time he replaced Mr. Richardson on the Compensation Committee. The Compensation Committee held two meetings during fiscal 1996. The principal responsibilities of the Compensation Committee includes the establishment of compensation policies for the executive officers of Echelon and administration of any stock-based compensation plans except the Non-Employee Directors' Stock Plan.

     The members of the Nominating Committee are Messrs. Doramus and Richardson. The Nominating Committee did not meet in 1996. The Nominating Committee's function includes the consideration of recommendations for nominees for election to the Board of Directors submitted by stockholders. The Nominating Committee will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Company's Amended and Restate Articles of Incorporation. See -- "Stockholder Proposals For Presentation At the 1998 Annual Meeting" for further information.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Echelon will receive an annual retainer fee of $15,000 to be paid quarterly, in arrears, in the form of Company Common Stock and an automatic grant of options to purchase 1,000 shares of Company Common Stock each year in accordance with the Company's Non-Employee Directors' Stock Plan. Options granted under the NonEmployee Directors' Stock Plan will be at an exercise price equal to the fair market value of the Common Stock on the date of grant and the options will be 100% exercisable on the subsequent anniversary of the date of grant. In addition, non-employee directors will receive $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a Committee of the Board of Directors attended. Non-employee directors who serve as Chairman of a Committee of the Board of Directors will receive an additional $750 for each meeting chaired.

     In addition to the annual retainer fee and meeting fees described above, W. Michael Doramus will receive an additional $100,000 per year as Chairman of the Board.

     No director who is an employee of the Company will receive separate compensation for services rendered as a director.

                         COMPENSATION COMMITTEE REPORT

     The duties of the Compensation Committee (the "Committee") include the review of compensation levels of Echelon's executive officers, the evaluation of the performance of the executive officers and the administration of any stock-based compensation plans except the Non-Employee Directors' Stock Plan.

     The Committee as originally formed consisted of Thomas W. Mahr and Joseph
H. Richardson. On March 12, 1997, Jonathan Blum was elected to the Board of Directors of Echelon and replaced Mr. Richardson as a member of the Committee.

     Prior to December 18, 1996, the date of the Distribution, all compensation decisions and actions relating to the executive officers of Echelon and its predecessors were made and taken by Florida Progress, Echelon's parent. Accordingly, with respect to compensation for 1996 for Echelon's executive officers, including the Chief Executive Officer, the Committee's involvement was limited in that it only reviewed and approved compensation to be paid after December 18, 1996.

GENERAL POLICIES

     The Company's executive compensation system is intended to attract, retain and motivate high quality executives with individually tailored market and performance based compensation packages that reward the achievement of specific financial goals and the enhancement of stockholder value. The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interests. In evaluating the performance of executive officers, the Committee's approach is to consult with the Chief Executive Officer, except when evaluating his performance, in which case the Committee's approach is to meet and deliberate independently without the Chief Executive Officer being present.

     For the Company's executive officers, excluding the Chief Executive Officer, for 1997 and 1998, and for the Chief Executive Officer for 1997, 1998 and 1999, compensation will be paid in accordance with the terms of employment agreements entered into with each of the executive officers. The compensation to be paid under the employment agreements was determined based upon the Company's compensation system for executive officers which is made up of three principal components: base salary; annual incentive cash compensation; and long-term incentive awards through stock options, stock appreciation rights and/or restricted stock. The Committee's policies with respect to each of these elements are discussed below.

BASE SALARY

     The annual base salary of each of Echelon's executive officers is based upon the scope of his or her responsibility and accountability with the Company, as well as performance and experience criteria. In setting the level of base salary for executive officers, other than the Chief Executive Officer, the Committee's approach is to review the Chief Executive Officer's recommendations together with other information from independent compensation consultants.

     As indicated above, for 1996, the base salaries were initially established by Florida Progress, Echelon's parent. The Committee reviewed these established base salaries and taking into account the Chief Executive Officer's recommendations and the information provided by independent consultants, concluded that such levels were appropriate and consistent with the general compensation policies of Echelon.

ANNUAL INCENTIVE CASH COMPENSATION

     All annual bonuses paid in 1996 were determined by Florida Progress, except for a one time special bonus paid to certain executive officers (other than the Chief Executive Officer) for the successful completion of the Distribution.

     Echelon has implemented a Management Incentive Compensation Plan (the "MICP") that provides annual incentive cash compensation opportunities to executive officers of Echelon by creating "threshold, target and maximum" levels of cash compensation to be paid upon the achievement of corresponding corporate goals. The performance goals under the MICP are established based upon objective measures of corporate performance and the compensation levels payable under the MICP are based upon a percentage of the applicable executive officer's base salary.

     Because the Distribution occurred on December 18, 1996, the Committee did not set performance goals or compensation levels for 1996. For each of 1997 and 1998, the Committee has approved performance goals based upon the Company's projected net income for 1997 and 1998 and the payment of compensation levels upon achievement of such goals. The 1997 and 1998 annual incentive compensation "target" levels for executive officers, other than the Chief Executive Officer, range from 15% to 35% of base salary.

LONG-TERM INCENTIVE COMPENSATION

     To facilitate executive stock ownership and align the interests of key executives with that of Echelon's stockholders in the long-term growth and performance of Echelon, the Committee may award stock options, stock appreciation rights or shares of restricted stock under the Long Term Incentive Plan (the "LTIP") and 1996 Stock Option Plan. Generally, the Chief Executive Officer will recommend the number and type of award to be granted (other than for the Chief Executive Officer) and will present this information along with appropriate supporting information to the Committee for its review and approval.

     In 1996, the Committee approved awards of restricted stock and options under Echelon's LTIP based upon the recommendations of the Chief Executive Officer and information provided by independent compensation consultants. All of the options granted to the executive officers, excluding the Chief Executive Officer, vest in equal one-fifths over five years and have exercise prices equal to the fair market value of the Common Stock on August 18, 1997. The shares of restricted stock granted to the executive officers, excluding the Chief Executive Officer, vest in equal one-fourths over four years.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1996

     The Chief Executive Officer's base salary for 1996 was established by Florida Progress and was adjusted to take into account the increased responsibilities required of a Chief Executive Officer of a publicly traded company. In approving the Chief Executive Officer's base salary the Committee reviewed information provided by independent compensation consultants regarding executives with comparable positions and responsibilities in peer companies.

     In 1996, the annual cash bonus paid to the Chief Executive Officer was established by Florida Progress. For each of 1997 and 1998, the Committee has approved under the MICP performance goals based upon the Company's projected net income for 1997 and 1998 and the payment of annual incentive compensation levels to the Chief Executive Officer upon achievement of such goals. The 1997 annual incentive compensation "target" level for the Chief Executive Officer is 50% of his base salary. In approving the levels of annual bonus compensation under the MICP, the Committee reviewed information provided by independent compensation consultants regarding executives with comparable positions and responsibilities in peer companies.

     With respect to long-term incentive compensation in 1996, the Committee approved awards of stock options, restricted stock and performance based restricted stock to the Chief Executive Officer. The amounts and terms of the grants were based on information provided by independent compensation consultants regarding compensation surveys and market data providing information on the level of equity ownership for similar executives with comparable positions and responsibilities in peer companies.

     The options vest in equal one-thirds over three years and have an exercise price equal to the fair market value of the Common Stock on August 18, 1997. The shares of restricted stock vest in equal one-fourths over four years.

     The award of performance based restricted stock provides the Chief Executive Officer with the opportunity to earn shares of the Company's Common Stock based upon the satisfaction of performance goals for Echelon. The Committee approved as performance goals, threshold, target and maximum levels of cumulative net income for Echelon for the three years ended December 31, 1999 (the "Performance Period") and has set corresponding awards that will be earned in the form of shares of the Company's Common Stock if such levels of cumulative net income are achieved. The cumulative net income levels were established based on the sum of the three annual MICP net income goals for the Performance Period. The awards that may be earned are based upon percentages of the Chief Executive Officer's total base salary for the Performance Period as previously established under the terms of his employment agreement, with a target award of 75% of total base salary. The number of shares of Common Stock to be earned by the Chief Executive Officer upon satisfaction of the applicable performance goal will be determined by dividing the applicable award amount by the closing price of the Common Stock on January 1, 1998 as reported on the New York Stock Exchange. No shares will be earned if less than the threshold performance goal is achieved and no payout will be made in excess of the maximum award.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, Echelon's policy with respect to the deductibility limit of
Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for compensation that exceeds $1,000,000 paid in any fiscal year to a corporation's chief financial officer and four other most highly compensated officers, is to preserve the deductibility of compensation paid when it is appropriate and is in the best interests of Echelon and its stockholders. Echelon reserves the authority to award non-deductible compensation in other circumstances as deemed appropriate. Also, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of Echelon in this area, that compensation intended by Echelon to satisfy the deductibility requirements under Section 162(m) does in fact do so.

                                          Thomas W. Mahr

                                          Jonathan Blum

                                          Joseph H. Richardson

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the S&P 500 Index and a Peer Group(1) constructed by the Company. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on December 18, 1996, the date of the Distribution, and the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                    [GRAPH]

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              ECHELON            S&P 500          PEER GROUP
DECEMBER 18, 1996                                 100                100                100
DECEMBER 31, 1996                              120.16             101.26             103.41

---------------

(1) The Peer Group comprises publicly traded companies which are engaged principally or in significant part in: (i) the development, ownership, and management of commercial and multi-family residential real estate or (ii) collateralized financing of commercial real estate and leasing of aircraft and other assets, and which are viewed as being in competition with the company. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The members of the Peer Group are Insignia Financial Group, Colonial Properties Trust, FM Properties, Inc., Catellus Development Corporation, Atlanta Gulf Communities Corporation, Major Realty Corporation, First Union Real Estate Investments, Resurgence Properties, Inc., Cardinal Realty Services, Inc., Forest City Enterprises, Inc., P.S. Group, Inc. and Airlease Limited.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and President of the Company, and the three other executive officers of Echelon as of the year ended December 31, 1996 who, based on employment with Echelon and Florida Progress or its respective subsidiaries, were the most highly compensated executive officers and whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"). Information set forth in the table reflects compensation earned by such individuals for services with Echelon and for periods prior to December 18, 1996, with Florida Progress or its respective subsidiaries.

                                                                   LONG-TERM COMPENSATION
                                                           --------------------------------------
                                                                    AWARDS
                                                           -------------------------    PAYOUTS
                                 ANNUAL COMPENSATION(1)     RESTRICTED                 ----------
   NAME AND PRINCIPAL            -----------------------      STOCK                       LTIP         ALL OTHER
 POSITION WITH ECHELON    YEAR   SALARY($)   BONUS($)(2)   AWARDS($)(3)   OPTIONS(#)   PAYOUTS($)   COMPENSATION($)
 ---------------------    ----   ---------   -----------   ------------   ----------   ----------   ---------------
Darryl A. LeClair,......  1996    238,491      144,000      2,594,897      129,340       34,953         55,610
  Chief Executive
  Officer                 1995    211,947       87,500             --           --           --          6,645
  and President

Larry J. Newsome,.......  1996    143,977      115,300        434,494        2,500       31,561         64,647
  Senior Vice President,  1995    133,450       44,000             --           --           --          2,004
  Chief Operating
  Officer, Secretary and
  Treasurer

Thomas D. Wilson........  1996     99,782       47,500        172,992        1,000           --          2,246
  Vice President          1995     98,055       19,500             --           --           --          2,221

Raymond F. Higgins......  1996     91,700       50,600        172,992        1,000           --          4,257
  Vice President of       1995         --           --             --           --           --             --
  Financial Analysis(5)

---------------

(1) Other Annual Compensation, other than salary and bonuses, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.
(2) Includes for the year ended December 31, 1996, for Messrs. Newsome, Wilson and Higgins a one time special bonus paid in connection with the completion of the Distribution.
(3) The shares of restricted stock shown have been granted under the Company's Long Term Incentive Plan and are subject to a substantial risk of forfeiture which lapses as to one-quarter of the shares each January 31st, commencing on January 31, 1998. The aggregate restricted stock holdings and value of such holdings at December 31, 1996 were for Mr. LeClair, 194,011 shares and $3,031,422, respectively; for Mr. Newsome, 32,336 shares and $505,250, respectively; and for each of Messrs Wilson and Higgins, 12,934 shares and $202,094, respectively. The foregoing aggregate restricted stock holdings and value of such holdings do not include the shares set forth under the Long Term Incentive Plan Award Table that have not been issued, but that Messrs. LeClair and Newsome may be eligible to receive upon the satisfaction of certain performance criteria as described in such table. Dividends on all restricted shares issued to the named executive officers are paid at the same rate as paid to all stockholders. The Company currently intends to retain all future earnings for the development of its business and does not anticipate paying any cash dividends for the foreseeable future.
(4) Florida Progress matching contributions to its Savings Plan and/or its Executive Optional Deferred Compensation Plan on behalf of the Named Executive Officers. In 1996, for Messrs. LeClair and Newsome includes payouts under the Florida Progress Nondiscrimination Plan and/or Supplemental Employee Retirement Plan of $48,470 and $62,493, respectively.
(5) Mr. Higgins was not an executive officer in 1995 and therefore, no compensation information is shown for such year.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning stock options granted by the Company for the year ended December 31, 1996 for the Named Executive Officers shown in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                                      -----------------------------                               GRANT DATE
                                                      % OF TOTAL                                   VALUE (1)
                                                    OPTIONS GRANTED   EXERCISE OR                -------------
                                        OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION    GRANT DATE
                NAME                  GRANTED (#)     FISCAL YEAR       ($/SH)         DATE      PRESENT VALUE
                ----                  -----------   ---------------   -----------   ----------   -------------
Darryl A. LeClair...................    129,340          93.8             (2)        12/17/06       490,199
Larry J. Newsome....................      2,500           1.8             (2)        12/17/06         9,475
Thomas D. Wilson....................      1,000             *             (2)        12/17/06         3,790
Raymond F. Higgins..................      1,000             *             (2)        12/17/06         3,790

---------------

  * Less than one percent.
(1) The options were valued using a Black-Scholes based option repricing method using the following assumptions; volatility 30%; dividend rate 0%; and a risk free rate of return of 7.75%.
(2) The option exercise price will be the closing price of the Company's Common Stock on August 18, 1997 as reported on the New York Stock Exchange.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning stock option values at December 31, 1996 for stock options granted by the Company for Named Executive Officers shown in the Summary Compensation Table.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)
NAME                                               EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                                             ------------------------------   -------------------------
Darryl A. LeClair..............................           -0-/129,340                        (1)
Larry J. Newsome...............................             -0-/2,500                        (1)
Thomas D. Wilson...............................             -0-/1,000                        (1)
Raymond F. Higgins.............................             -0-/1,000                        (1)

---------------

(1) The value of the unexercised options at December 31, 1996 could not be determined because the option exercise price will be the closing price of the Company's Common Stock on August 18, 1997 as reported on the New York Stock Exchange.

LONG TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information concerning awards under the Company's Long Term Incentive Plan(1) during fiscal 1996 for the individuals shown in the Summary Compensation Table.

                      ESTIMATED PAYOUT AT END OF PERIOD(2)

                           NUMBER OF RESTRICTED       PERFORMANCE
NAME                   SHARES OR OTHER RIGHTS(#)(3)     PERIOD      THRESHOLD(#)(3)   TARGET(#)(3)   MAXIMUM(#)(3)
----                   ----------------------------   -----------   ---------------   ------------   -------------
Darryl A. LeClair....             52,137                1997-1999       17,379           34,758         52,137
Larry J. Newsome.....             16,882                1997-1999        5,627           11,255         16,882
Thomas D. Wilson.....                 --                       --           --               --             --
Raymond F. Higgins...                 --                       --           --               --             --

---------------

(1) The Company's Long Term Incentive Plan (the "LTIP") is a common stock based incentive plan to reward participants for long-term growth and performance of the Company.
(2) The Compensation Committee of the Company has approved threshold, target and maximum levels of cumulative net income of the Company for the performance period and has approved corresponding threshold, target and maximum awards that will be paid in shares of Common Stock if such levels of cumulative net income are achieved at the end of the performance period. The threshold, target and maximum awards are based on percentages of the applicable Named Executive Officers' total base salary for the performance period as previously established under the terms of their employment agreements. The number of shares of Common Stock that will be earned upon satisfaction of the applicable performance goal will be determined by dividing the applicable award amount by the closing price of the Company's Common Stock on January 1, 1998 as reported on the New York Stock Exchange. No payout will be made if less than threshold cumulative net income is achieved and no payout will be made in excess of the maximum award. Upon the termination of a Named Executive Officer's employment "Without Cause" or upon a "Change in Control" (as such terms are defined in the Named Executive Officer's employment agreement) the Named Executive Officer will be entitled to receive a cash payment equal to the value of the number of restricted shares the Named Executive Officer would be entitled to if the target level of cumulative net income had been achieved.
(3) The number of shares shown has been determined by dividing the applicable dollar award by the closing price of the Company's Common Stock on March 31, 1997 as reported on the New York Stock Exchange. The actual number of shares that the Named Executive Officers will be eligible to earn under the LTIP will be determined by dividing the applicable percentage of total base salary for the performance period by the closing price on January 1, 1998 of the Company's Common Stock as reported on the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers, including the Named Executive Officers. The initial term of the agreement for Mr. LeClair is through December 31, 1999, and for each of Messrs. Newsome, Wilson and Higgins is through December 31, 1998. Pursuant to their employment agreements, the annual base salaries of Messrs. LeClair, Newsome, Wilson and Higgins will be at least $280,000, $170,000, $106,860, and $100,000, respectively. Under their employment agreements, Messrs. LeClair, Newsome, Wilson, and Higgins are eligible for annual incentive cash bonuses under the Company's management incentive compensation plan (the "MICP Bonus") which is based upon the annual results of the Company's operations and Messrs. LeClair and Newsome are eligible under the Company's Long Term Incentive Plan (the "LTIP") to earn shares of Common Stock based upon the cumulative results of the Company's operations for the three years ending December 31, 1999 (the "LTIP Bonus"). Pursuant to their employment agreements, Messrs. LeClair, Newsome, Wilson and Higgins have been granted 194,011, 32,335, 12,934 and 12,934 shares, respectively, of Common Stock under the LTIP. These shares are subject to a risk of forfeiture which lapses with respect to one-quarter of the shares each January 31st, commencing January 31, 1998. In addition, Messrs. LeClair, Newsome, Wilson and Higgins have been granted options to purchase 129,340, 2,500, 1,000 and 1,000 shares, respectively, of Common Stock under the LTIP at an exercise price equal to the closing price for the Common Stock on the New York Stock Exchange eight months after the completion of the Distribution. These options generally have a term of ten years. One third of the options issued to Mr. LeClair and one-fifth of the options issued to Messrs. Newsome, Wilson and Higgins become exercisable each January 31st, commencing January 31, 1998.

     The employment agreements provide that Messrs. LeClair, Newsome, Wilson and Higgins are entitled to certain severance benefits in the event that their employment is terminated by the Company "without cause" or by such executive within one year following a "change of control" (both as defined in the employment agreements). In the event of termination "without cause," the executive will receive his base salary for the remainder of the then effective employment term or 24 months (36 months for Mr. LeClair), whichever occurs first, and the MICP Bonus for the year of termination multiplied by the number of years (and fractions thereof) in the unexpired term of the agreement. In the event of such termination within one year after a

"change of control," Mr. LeClair will receive cash payments equal to three times his base salary and three times his MICP Bonus, the cash value of his LTIP Bonus for the then current three-year cycle, and a cash payment of between $500,000 and $2,000,000 depending on the year of termination. In the event of such termination within one year after a "change of control," Messrs. Newsome, Wilson and Higgins will each receive cash payments equal to two times their base salary and two times their MICP Bonus; in addition, Mr. Newsome will receive a payment equal to the cash value of his LTIP Bonus for the then current three-year cycle. In addition, upon any such termination "without cause" or within one year after a "change of control," all vesting, performance or similar requirements in respect of any award under the LTIP shall be deemed to have been fully satisfied and each executive will receive an additional cash payment in an amount necessary to pay any federal excise taxes. Each employment agreement is also subject to termination in the event of disability, death or voluntary retirement by the individual or his termination "for cause." Each employment agreement includes certain non-competition covenants applicable to certain activities within Florida which remain in effect for two years following any termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee as of December 31, 1996 were Thomas W. Mahr and Joseph H. Richardson. On March 12, 1997, Jonathan Blum was elected to the Board of Directors of the Company and replaced Mr. Richardson on the Compensation Committee. Mr. Richardson served as Chairman of the Board of Echelon from 1992 - 1995 at which time Echelon was PLC Leasing Corporation, an affiliate of Florida Progress.

     Mr. Richardson, a director of Echelon following the Distribution, is an executive officer of both Florida Progress and Florida Power. During 1996, Florida Progress entered into various agreements with Echelon governing the relationships between Florida Progress and Echelon subsequent to the Distribution and providing for the allocation of tax, employee benefits and certain other liabilities and obligations arising from periods prior to the Distribution, including the Distribution Agreement, Tax Sharing Agreement, Employee Benefits Allocation Agreement and Transition Services Agreement. Copies of such agreements have been filed as exhibits to the Registration Statement of Echelon in respect of the registration of Common Stock under the Securities Exchange Act of 1934, as amended.

     In addition, Florida Progress and Florida Power have ongoing lease agreements with Echelon. Such leases are on terms which reflect market rates and conditions and have been entered into by the parties in the ordinary course of their respective businesses. The leases are summarized in the following table:

                                           RENTABLE SQUARE
 LOCATION                                    FEET LEASED       APPROXIMATE REMAINING TERM
 --------                                  ---------------   -------------------------------
FLORIDA PROGRESS
Barnett Tower............................       62,149                  10 years

FLORIDA POWER
Highpoint Center.........................        1,837                  10 years
Bayboro (land lease only)................      104,152       Cancellable upon written notice
                                                                   from Florida Power

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1996, Talquin, a former affiliate of Echelon which has since been merged into Echelon, entered into a Consulting Agreement with Mission Development Company, a company which is wholly owned by Mr. Doramus, Echelon's current Chairman of the Board. Talquin agreed to pay Mission Development Company a total of $400,000 for real estate consulting services to be provided through March 31, 1997. The Consulting Agreement was initially entered into when the parties were unaffiliated and, in the view of Echelon's management, the terms of such agreement are comparable to those which could have been obtained from other unaffiliated sources. Management has entered into an amendment to the Consulting Agreement with Mission Development Company pursuant to which the term has been extended through the end of 1997, the services to be provided have been expanded, and the compensation to be paid has been increased by a total of $400,000. Management believes that the terms of the amendment are also comparable to the terms which could be obtained from a third party. The services rendered pursuant to the Consulting Agreement and the compensation therefore are independent of Mr. Doramus' services as Chairman and the compensation paid to him as a director and Chairman.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company's directors and officers and the holders of more than 10% of the Company's Common Stock, all Section 16(a) filing requirements were complied with by such persons in fiscal 1996.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has been the Company's independent certified public accountants since 1996. KPMG Peat Marwick LLP has been recommended by the Audit Committee and approved by the Board of Directors as the Company's independent certified public accountants for the year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and such representatives are expected to be available to respond to appropriate questions by stockholders. Ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice.

     The Board recommends that you vote "FOR" ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the period specified. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the directors upon recommendations of the Audit Committee.

                                 OTHER BUSINESS

     It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

       STOCKHOLDER PROPOSALS FOR PRESENTATIONS AT THE 1998 ANNUAL MEETING

     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by management of the Company at its executive offices on or before December 20, 1997.

     The Company's Articles of Incorporation and Bylaws, as amended to date, also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders' meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the date of the meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

     A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by the Florida Business Corporation Act, the Securities Exchange Act of 1934 or other law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     A stockholder's notice with respect to a director nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Copies of the complete provisions of the Company's Articles of Incorporation and Bylaws governing these matters are available to any stockholder upon request without charge from the Secretary of the Company.

                                          By Order of the Board of Directors,
                                          /s/ Larry J. Newsome
                                          Larry J. Newsome, Secretary

Dated: April 17, 1997

                                                                       APPENDIX

                       ECHELON INTERNATIONAL CORPORATION

P         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1997
R

O       The undersigned, a stockholder of ECHELON INTERNATIONAL CORPORATION
    (the "Company"), does hereby appoint Darryl A. LeClair, Larry J. Newsome and
X Susan Glatthorn Johnson, and each of them acting individually, as the attorney and proxy of the undersigned, with power of substitution, for and
Y on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at Le Parker Meridien, 118 West 57th Street, New York, New York, on June 3, 1997 and any adjournment or adjournments thereof (the "Annual Meeting"), to represent the undersigned at the Annual Meeting, and there to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting, in any manner and with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's proxy statement dated April 17, 1997 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxy to vote as specified on the reverse side.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ONLY IF THIS PROXY
    IS PROPERLY EXECUTED AND TIMELY RETURNED. IN THAT EVENT, SUCH SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES FOR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                  SEE REVERSE
                                                                     SIDE

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

1.  ELECTION OF DIRECTORS. NOMINEES FOR CLASS I DIRECTORS:
    Joseph H. Richardson, Jonathan Blum

              FOR                  WITHHELD
             BOTH                  FOR BOTH
            NOMINEES               NOMINEES

             / /                      / /                 MARK HERE
                                                         IF YOU PLAN
                                                          TO ATTEND
                                                         THE MEETING      / /

                                                          MARK HERE
                                                         FOR ADDRESS
                                                         CHANGE AND
                                                         NOTE BELOW      / /
       / /__________________________________________
          For Both nominees except as written on the line above

2.  PROPOSAL TO RATIFY THE APPOINTMENT       FOR         AGAINST       ABSTAIN
    OF KPMG PEAT MARWICK LLP AS THE          / /           / /           / /
    COMPANY'S INDEPENDENT CERTIFIED
    PUBLIC ACCOUNTANTS FOR FISCAL YEAR
    1997.

3. OTHER MATTERS. The proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

    The undersigned acknowledges receipt of (1) the Company's 1996 Annual Report to Stockholders and (2) the Company's Notice of Annual Meeting and Proxy Statement dated April 17, 1997 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

    NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signed as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.



Signature:______________Date:__________Signature:_______________Date:___________